UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 14, 2014

Green Innovations Ltd.
(Exact name of registrant as specified in its charter)

000-54221	26-2944840
(Commission File Number)	(IRS Employer Identification No.)

3208 Chiquita Blvd. S., Suite 216 Cape Coral, FL	33914
(Address of Principal Executive Offices)	(Zip Code)

(239) 829-4372
(Registrant’s telephone number, including area code)

N.A.
(Form name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On April 14, 2014, we submitted to the State of Nevada Secretary of State via facsimile filing a Certificate of Designation to designate a class of preferred stock, the Series B Preferred Stock, pursuant the provisions of our Articles of Incorporation.  Each share of Series B Preferred Stock shall entitle the holder to one thousand votes on all matters submitted to a vote of the stockholders of the Company.  Each share of Series B Preferred Stock is convertible into one share of common stock.

While we have not yet received a stamped copy of the filed Certificate of Designation from the State of Nevada, such Certificate of Designation is reflected on the State of Nevada Secretary of State website as having been filed on April 14, 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN INNOVATIONS LTD.

Date: April 25, 2014	By:	/s/ Philip Rundle
Philip Rundle
Chief Executive Officer

3